                               POWER OF ATTORNEY
                         For Executing Forms 3, 4 and 5

     Know all by these presents, that the undersigned hereby constitutes and appoints Carla D. Brockman and Lyndon C. Taylor, signing singly, the lawful attorney in fact of the undersigned in connection with matters related to Devon
Energy Corporation to:

     (1)  Execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Act of 1934 and the rules thereunder;

     (2)  Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United
          States Securities and Exchange Commission and any other authority; and

     (3)  Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as may be approved in the discretion of such attorney in fact.

     The undersigned hereby grants to each such attorney in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney in fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or any substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

     This Power of Attorney shall continue in full force and effect with respect to the undersigned holdings of and transactions in securities issued by Devon
Energy Corporation, unless revoked in writing by the undersigned and delivered to the foregoing attorneys in fact.

     This Power of Attorney supercedes any power of attorney previously executed by the undersigned in connection with matters substantially similar to those discussed herein, and any and all other previous powers of attorney are hereby revoked.

     IN WITNESS WHEREOF, the undersigned executes this Power of Attorney effective this 19th day of April, 2017.

                                        /s/ Jeffrey L. Ritenour
                                        ----------------------------------------
                                        Jeffrey L. Ritenour